UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Rule 12g-3(a))

     CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2011

COPPER NORTH MINING CORP.
(Exact name of registrant as specified in its charter)

British Columbia	To be assigned *	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 2500 - 1111 West Georgia Street
Vancouver, British Columbia V6E 4M3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 684-9497

*

This Report is filed by the Registrant as successor issuer to Western Copper Corporation (“Western Copper”) as a result of the acquisition by the Registrant of certain of Western Copper’s assets. Western Copper’s common shares are registered under Section 12(b) of the Exchange Act. Pursuant to Exchange Act Rule 12g-3(a), the Registrant’s common stock is deemed to be registered under Section 12(b).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

[In this Report on Form 8-K, the terms “Copper North” “we,” “us” and “our” refer to the
Registrant, Copper North Mining Corp.]

Overview of the Arrangement

     Copper North was incorporated under the British Columbia Business Corporations Act (“BCBCA”) on August 3, 2011, for the purpose of acquiring certain assets formerly held by our predecessor, Western Copper Corporation (“Western Copper”). We acquired the assets in a so-called “spin-out” transaction pursuant to an amended and restated Arrangement Agreement dated as of August 30, 2011 (the “Arrangement Agreement,” which includes the Plan of Arrangement as an exhibit) by and among, inter alia, Western Copper, Copper North, and NorthIsle Copper and Gold Inc., a corporation incorporated under the BCBCA on August 3, 2011 (“NorthIsle”). The Arrangement Agreement provided for several transactions including an exchange of securities in which each common share of Western Copper was exchanged for one new Western Copper common share, 0.5 common share of Copper North, and 0.5 common share of NorthIsle (the “Arrangement”). Following completion of the Arrangement, Western Copper continues to conduct business with its remaining assets. A copy of the Arrangement Agreement is included as Exhibit 2.1 to this report.

     The Western Copper shareholders approved the constituent transactions of the Arrangement Agreement at a meeting held on October 3, 2011 and the transactions were closed on October 17, 2011 (the “Effective Date”). Prior to the Effective Date, we had no material assets and had not conducted any business or operations other than activities contemplated by the Arrangement Agreement. A British Columbia court at a hearing held on October 4, 2011, determined the terms of the Arrangement, including the exchanges of securities, were fair to the Western Copper shareholders. The parties to the Arrangement informed the court that they intended to issue the securities in the Arrangement without registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof. Western Copper presented material information about the Arrangement to its shareholders in a Notice of Meeting and Information Circular for the Special Meeting of Shareholders of Western Copper Corporation dated as of August 31, 2011 (the “Information Circular”), a copy of which is Exhibit 20.1 to this report.

Additional Information about Copper North

     The following paragraphs are based on and summarize certain information (with updated share numbers) contained in the Information Circular under the heading “Copper North Mining Corp.”:

     As of the Effective Date, we have two wholly-owned subsidiaries, Carmacks Mining Corp. and Redbed Resources Corp., both of which were incorporated under the BCBCA on August 3, 2011, for purposes of the Arrangement. Carmacks Mining Corp. owns the mineral claims, leases and other mineral property interests known as the Carmacks property located in the Yukon Territory (Canada), which prior to the Arrangement was indirectly owned by Western Copper. Redbed Resources Corp. owns the mineral claims, leases and other mineral property interests and assets known as the Redstone project in the Northwest Territories (Canada), which prior to the Arrangement was indirectly owned by Western Copper. The Information Circular contains s summary of technical information about these properties. We intend to conduct business as an exploration and development company.

     The Information Circular discloses, among other matters, available funds for our business and anticipated use of such funds; names, ages and business experience of our directors and officers; executive compensation including severance payment obligations; and corporate governance including audit committee charter, audit committee members and qualifications, and independence of our directors.

     Copper North has adopted a stock option plan. The number of common shares issuable under the plan is 10% of the issued and outstanding common shares at the time of grant, and the number of shares which may be reserved for issuance to any one individual may not exceed 5% of the issued shares on a yearly basis or 2% if the optionee is engaged in investor relations or is a consultant. Giving effect to the exchange of securities effected by the Arrangement, outstanding Western Copper stock options are exercisable to purchase up to 2,156,834 of our common shares.

     Copper North has not completed a financial year. Audited financial statements as at the August 3, 2011, date of incorporation and unaudited pro forma interim financial statements for the Copper North business are included as an exhibit to the Information Circular.

     Our common shares are approved for listing on the TSX Venture Exchange under the symbol COL and will begin to trade a few days after the Effective Date. Giving effect to the Arrangement, on the Effective Date we will have approximately 46,501,252 common shares outstanding and approximately 3,466,875 warrants outstanding exercisable to purchase our common shares. Prior to the Arrangement, we issued one share to our incorporator.

     Our address is Suite 2050, 1111 West Georgia Street, Vancouver, British Columbia V6E 4M3. Our stock transfer agent is Computershare Investor Services Inc. with an address at 2nd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9.

Authorized Share Capital

     Copper North is authorized to issue an unlimited number of common shares without par value. Holders of Copper North shares are entitled to one vote per share at all meetings of shareholders, to receive dividends when and as declared by the directors and to receive a pro rata share of the assets of Copper North available for distribution to holders of Copper North shares in the event of liquidation, dissolution or winding up of the company. All shares rank pari passu, each with the other, as to all benefits which might accrue to holders of common shares.

     The foregoing summaries of information set forth in the Arrangement Agreement and the Information Circular are not complete, and are qualified in their entirety by reference to Exhibits 2.1 and 20.1 to this report, which exhibits are incorporated herein by reference.

Other

     The common shares of Western Copper are registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Western Copper, which qualifies as a foreign private issuer as defined in the Exchange Act, is subject to the reporting requirements for foreign private issuers that file or furnish reports to the SEC. As a result of the Arrangement, Copper North has become a successor issuer to Western Copper as provided in Rule 12g-3(a) under the Exchange Act, and our common shares are deemed to be registered under Section 12(b) of the Exchange Act. As a foreign private issuer, we will file and furnish reports required to be filed or furnished by foreign private issuers with the SEC. This is our initial report under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

          Not applicable.

     (b) Pro forma Financial Information.

          See Exhibit 20.1.

     (c) Exhibits. The following exhibits are being filed or furnished with this Report.

Exhibit No.	Exhibit

2.1

Amended and Restated Arrangement Agreement dated as of August 30, 2011, including the Plan of Arrangement as Exhibit 1 thereto, by and among, inter alia, Western Copper Corporation, Copper North Mining Corp., and NorthIsle Copper and Gold Corp. (incorporated herein by reference to Exhibit 99.2 of Form 6-K furnished to the Commission by Western Copper Corporation on August 31, 2011 (File No. 001-35075))

20.1

Notice of Meeting and Information Circular for the Special Meeting of Shareholders of Western Copper Corporation dated as of August 31, 2011 (incorporated herein by reference to Exhibit 99.1 of Form 6-K furnished to the Commission by Western Copper Corporation on September 2, 2011 (File No. 001-35075))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

COPPER NORTH MINING CORP.
(Registrant)

Date: October 18, 2011	By: /s/ Julien Francois
Chief Financial Officer